As filed with the Securities and Exchange Commission on March 28, 2018

Registration No. 333-222767

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Amendment No. 2 to

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter and translation of registrant’s name into English)

Israel	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Basel Street

P.O. Box 3190

Petach Tikva, 4951033 Israel

+972-3-926-7267

(Address and telephone number of registrant’s principal executive offices)

TEVA PHARMACEUTICAL FINANCE IV, LLC	TEVA PHARMACEUTICAL FINANCE V, LLC
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	22-1734359	Delaware	22-1734359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE VI, LLC

(Exact name of registrant as specified in its charter)

Delaware	22-1734359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1090 Horsham Road

North Wales, Pennsylvania 19454

Attention: Deborah Griffin

(215) 591-3000

(Address and telephone number of registrant’s principal executive offices)

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.	TEVA PHARMACEUTICAL FINANCE IV B.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Curaçao	N/A	Curaçao	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE V B.V.	TEVA PHARMACEUTICAL FINANCE N.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Curaçao	N/A	Curaçao	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Schout Bij Nacht Doormanweg 40

Curaçao

Attention: Iseline Gouverneur

Tel. +5999 7366066

Fax. +5999 7367066

(Address and telephone number of registrant’s principal executive offices)

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

(Exact name of registrant as specified in its charter)

Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

(Exact name of registrant as specified in its charter)

Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.

(Exact name of registrant as specified in its charter)

Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Piet Heinkade 107

1019 GM Amsterdam, Netherlands

Attention:

Bibianne Bon

+31 (0)20-2193000

(Address and telephone number of registrant’s principal executive offices)

Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, Pennsylvania 19454

Attention: Deborah Griffin

(215) 591-3000

(Name, address and telephone number of agent for service)

with copies to:

Joshua N. Korff, P.C.

Ross M. Leff

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Teva Pharmaceutical Industries Limited Ordinary Shares (4)
Teva Pharmaceutical Industries Limited Purchase Contracts (5)(6)
Teva Pharmaceutical Industries Limited Units (5)(7)
Teva Pharmaceutical Industries Limited Senior Debt Securities (5)
Teva Pharmaceutical Industries Limited Subordinated Debt Securities (5)
Teva Pharmaceutical Finance IV, LLC Senior Debt Securities (5)
Teva Pharmaceutical Finance IV, LLC Subordinated Debt Securities (5)
Teva Pharmaceutical Finance V, LLC Senior Debt Securities (5)
Teva Pharmaceutical Finance V, LLC Subordinated Debt Securities (5)
Teva Pharmaceutical Finance VI, LLC Senior Debt Securities (5)
Teva Pharmaceutical Finance VI, LLC Subordinated Debt Securities (5)
Teva Pharmaceutical Finance Company B.V. Senior Debt Securities (5)
Teva Pharmaceutical Finance Company B.V. Subordinated Debt Securities (5)
Teva Pharmaceutical Finance IV B.V. Senior Debt Securities (5)
Teva Pharmaceutical Finance IV B.V. Subordinated Debt Securities (5)
Teva Pharmaceutical Finance V B.V. Senior Debt Securities (5)
Teva Pharmaceutical Finance V B.V. Subordinated Debt Securities (5)
Teva Pharmaceutical Finance N.V. Senior Debt Securities (5)
Teva Pharmaceutical Finance N.V. Subordinated Debt Securities (5)
Teva Pharmaceutical Finance Netherlands II B.V. Senior Debt Securities (5)
Teva Pharmaceutical Finance Netherlands II B.V. Subordinated Debt Securities (5)
Teva Pharmaceutical Finance Netherlands III B.V. Senior Debt Securities (5)
Teva Pharmaceutical Finance Netherlands III B.V. Subordinated Debt Securities (5)
Teva Pharmaceutical Finance Netherlands IV B.V. Senior Debt Securities (5)
Teva Pharmaceutical Finance Netherlands IV B.V. Subordinated Debt Securities (5)
Guarantees by Teva Pharmaceutical Industries Limited of Debt Securities of each finance subsidiary listed above (8)
Total			$5,000,000,000	$622,500 (9)

(1)

Not specified pursuant to General Instruction II.D of Form S-3, not specified as to each class of securities to be registered. These offered securities may be sold separately, together or as units with other offered securities. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Securities registered hereunder may be offered in U.S. dollars or the equivalent thereof in foreign currencies.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and exclusive of accrued interest, distributions and dividends, if any. The proposed maximum offering price will be determined from time to time in connection with the issuance of the securities registered hereunder.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(4)	Such ordinary shares may be represented by American Depositary Shares. Such American Depositary Shares are or will be registered on a separately filed registration statement on Form F-6. Each American Depositary Share represents one ordinary share.
(5)	Also includes such currently indeterminate number of ordinary shares of Teva Pharmaceutical Industries Limited as may be issued upon conversion of or exchange for any securities that provide for conversion or exchange into such ordinary shares.
(6)	There are being registered hereby such indeterminate number of Purchase Contracts as may be issued at indeterminate prices. Such Purchase Contracts may be issued together with any of the other securities being registered hereby. Purchase Contracts may require the holder thereof to purchase or sell any of the other securities registered hereby or to purchase or sell a basket of such securities, an index or indices of such securities or any combination of the above.
(7)	There are being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby or an indeterminate number of ordinary shares of Teva Pharmaceutical Industries Limited.
(8)	The guarantees will be issued by Teva Pharmaceutical Industries Limited. No separate consideration will be received for any of these guarantees.
(9)	Previously paid.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Teva Pharmaceutical Industries Limited (the “Registrant”) is filing this Registration Statement on Form S-3, as amended by this pre-effective Amendment No. 2, to replace its prior shelf registration statements on Form F-3 (File No. 333-208238 and File No. 333-201984) since the Registrant is no longer deemed to be a foreign private issuer as defined in Rule 405 of the Securities Act of 1933, as amended.

This Amendment No. 2 (this “Second Amendment”) to the Registration Statement on Form S-3 originally filed by the Registrant and its finance subsidiaries on January 29, 2018, as amended by Amendment No. 1 filed on February 16, 2018 (the “Original Registration Statement”), is being filed solely to (i) revise the “Calculation of Registration Fee table,” (ii) amend the Original Registration Statement to include the offering of American Depositary Shares, each representing one Ordinary Share, and (iii) include updated Exhibits 5.1, 5.2 and 23.1. This Second Amendment does not modify any provision of the Original Registration Statement except as specifically noted herein.

The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 28, 2018

PRELIMINARY PROSPECTUS

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

$5,000,000,000

American Depositary Shares,

each representing one Ordinary Share,

Debt Securities,

Purchase Contracts and Units

TEVA PHARMACEUTICAL FINANCE IV, LLC

TEVA PHARMACEUTICAL FINANCE V, LLC

TEVA PHARMACEUTICAL FINANCE VI, LLC

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.

TEVA PHARMACEUTICAL FINANCE IV B.V.

TEVA PHARMACEUTICAL FINANCE V B.V.

TEVA PHARMACEUTICAL FINANCE N.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.

Debt Securities, fully and unconditionally guaranteed by

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Teva Pharmaceutical Industries Limited and its finance subsidiaries (“Teva,” the “Company,” “we,” “us” or “our”) may offer and sell from time to time:

•	American Depositary Shares (“ADSs”), each representing one ordinary share;

•	senior or subordinated debt securities;

•	purchase contracts; and

•	units.

This prospectus describes some of the general terms that may apply to the securities. Teva will provide the specific terms and public offering prices of these securities in supplements to this prospectus. Before investing, you should carefully read this prospectus and any related prospectus supplement, including any document incorporated or deemed incorporated by reference into this prospectus or any prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus. Our registration of securities covered by this prospectus does not mean that we will offer or sell any securities.

We may sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents will be stated in a supplement to this prospectus.

Our ADSs are quoted on the New York Stock Exchange (the “NYSE”) under the symbol “TEVA.” On March 27, 2018, the last reported sale price for the ADSs on the NYSE was $16.68. If we decide to list any of these securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Our principal executive offices are located at 5 Basel Street, P.O. Box 3190, Petach Tikva 4951033, Israel, and our telephone number is +972-3-926-7267.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement and the documents we incorporate by reference. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that Teva and the other registrants filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, any of the registrants may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities which we may offer and the related guarantees, if any, of those securities. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before purchasing any of our securities.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, and we will not make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, references in this prospectus and any supplement to this prospectus to “Teva,” “we,” “us” and “our” refer to Teva Pharmaceutical Industries Limited and its subsidiaries, collectively. References to “Teva Finance IV LLC” refer to Teva Pharmaceutical Finance IV, LLC. References to “Teva Finance V LLC” refer to Teva Pharmaceutical Finance V, LLC. References to “Teva Finance VI LLC” refer to Teva Pharmaceutical Finance VI, LLC. References to the “LLCs” refer to Teva Finance IV LLC, Teva Finance V LLC and Teva Finance VI LLC. References to “Teva Finance Company BV” refer to Teva Pharmaceutical Finance Company B.V. References to “Teva Finance IV BV” refer to Teva Pharmaceutical Finance IV B.V. References to “Teva Finance V BV” refer to Teva Pharmaceutical Finance V B.V. References to “Teva Finance NV” refer to Teva Pharmaceutical Finance N.V. References to the “BVs” refer to Teva Finance Company BV, Teva Finance IV BV, Teva Finance V BV and Teva Finance NV. References to “Teva Finance Netherlands II” refer to Teva Pharmaceutical Finance Netherlands II B.V. References to “Teva Finance Netherlands III” refer to Teva Pharmaceutical Finance Netherlands III B.V. References to “Teva Finance Netherlands IV” refer to Teva Pharmaceutical Finance Netherlands IV B.V. References to the “Netherlands BVs” refer to Teva Finance Netherlands II, Teva Finance Netherlands III and Teva Finance Netherlands IV. References to the “finance subsidiaries” refer to the LLCs, the BVs and the Netherlands BVs, collectively.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

We are a global pharmaceutical company, committed to increasing access to high-quality healthcare to patients around the world. We operate worldwide, with a significant presence in the United States, Europe and many other markets around the world. Our key strengths include our world-leading generics expertise and portfolio, focused specialty portfolio and global infrastructure and scale.

In November 2017, we announced a new organizational structure and leadership changes to enable strategic alignment across our portfolio, regions and functions. Under this new structure, our business will be integrated into one commercial organization, operating through three regions – North America, Europe and Growth Markets. Each region will manage the entire portfolio of our medicines, including generics, specialty and over-the-counter (“OTC”). The new structure will enable stronger alignment and integration between R&D, operations and commercial regions, allowing us to become a more agile, lean and profitable company. Prior to the implementation of our new organizational structure, we operated our business in two segments:

•	Generic Medicines, which includes chemical and therapeutic equivalents of originator medicines in a variety of dosage forms, such as tablets, capsules, injectables, inhalants, liquids, ointments and creams. This segment includes our OTC business, a significant part of which is conducted through PGT Healthcare LLP, our consumer healthcare joint venture with The Procter & Gamble Company, as well as our world-leading active pharmaceutical ingredient manufacturing business. We are the leading generic drug company in the United States and Europe, and we have a significant presence in certain “rest of the world” markets.

•	Specialty Medicines, which includes our core therapeutic areas of central nervous system medicines such as COPAXONE® and AUSTEDO® and respiratory medicines such as ProAir® and QVAR®. Our specialty medicines segment also includes other products, such as BENDEKA® and GRANIX® in oncology.

In addition to these two segments, we have other activities, primarily sales of third-party products for which we act as distributor in the United States and in other countries.

Teva was incorporated in Israel on February 13, 1944, and is the successor to a number of Israeli corporations, the oldest of which was established in 1901.

FINANCE SUBSIDIARIES

Teva has organized various finance subsidiaries for the purpose of issuing debt securities. There are no separate financial statements of the finance subsidiaries in this prospectus because these entities are, or will be treated as, subsidiaries of Teva for financial reporting purposes. We do not believe the financial statements would be helpful to the holders of the securities of these entities because:

•	Teva is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and owns, directly or indirectly, all of the voting interests of these entities;

•	these entities do not have any independent operations and do not propose to engage in any activities other than issuing securities and investing the proceeds in Teva or its affiliates; and

•	these entities’ obligations under the securities will be fully and unconditionally guaranteed by Teva. These entities are exempt from the information reporting requirements of the Exchange Act.

Teva Finance IV LLC

Teva Finance IV LLC is a limited liability company that was formed on December 1, 2008 under the Delaware Limited Liability Company Act, as amended. Its address is 1090 Horsham Road, North Wales, Pennsylvania 19454, telephone number (215) 591-3000.

Teva Finance V LLC

Teva Finance V LLC is a limited liability company that was formed on December 1, 2011 under the Delaware Limited Liability Company Act, as amended. Its address is 1090 Horsham Road, North Wales, Pennsylvania 19454, telephone number (215) 591-3000.

Teva Finance VI LLC

Teva Finance VI LLC is a limited liability company that was formed on December 1, 2011 under the Delaware Limited Liability Company Act, as amended. Its address is 1090 Horsham Road, North Wales, Pennsylvania 19454, telephone number (215) 591-3000.

Teva Finance Company BV

Teva Finance BV is a Curaçao private limited liability company that was formed on November 23, 2005. Its address is Schout Bij Nacht Doormanweg 40, Curaçao, telephone number +5999 7366066.

Teva Finance IV BV

Teva Finance IV BV is a Curaçao private limited liability company that was formed on June 28, 2011. Its address is Schout Bij Nacht Doormanweg 40, Curaçao, telephone number +5999 7366066.

Teva Finance V BV

Teva Finance V BV is a Curaçao private limited liability company that was formed on June 28, 2011. Its address is Schout Bij Nacht Doormanweg 40, Curaçao, telephone number +5999 7366066.

Teva Finance NV

Teva Finance NV is a Curaçao limited liability company that was formed on December 29, 2000. Its address is Schout Bij Nacht Doormanweg 40, Curaçao, telephone number +5999 7366066.

Teva Finance Netherlands II

Teva Finance Netherlands II is a Dutch private limited liability company that was formed on October 16, 2013. Its address is Piet Heinkade 107, 1019 GM Amsterdam, Netherlands, telephone number +31 (0)20-2193000.

Teva Finance Netherlands III

Teva Finance Netherlands III is a Dutch private limited liability company that was formed on September 21, 2015. Its address is Piet Heinkade 107, 1019 GM Amsterdam, Netherlands, telephone number +31 (0)20-2193000.

Teva Finance Netherlands IV

Teva Finance Netherlands IV is a Dutch private limited liability company that was formed on April 22, 2016. Its address is Piet Heinkade 107, 1019 GM Amsterdam, Netherlands, telephone number +31 (0)20-2193000.

RISK FACTORS

Investing in our securities involves risk. Please see the risks incorporated by reference from our most recent Annual Report on Form 10-K, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC. See “Where You Can Find More Information—Incorporation by Reference.” Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

The disclosure and analysis in this prospectus, including statements that are predictive in nature, or that depend upon or refer to future events or conditions, contain or incorporate by reference some forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements describe our current expectations or forecasts of future events. You can identify these forward-looking statements by the use of words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. Important factors that could cause or contribute to such differences include risks relating to:

•	our generics medicines business, including: that we are substantially more dependent on this business, with its significant attendant risks, following our acquisition of Allergan plc’s worldwide generic pharmaceuticals business; consolidation of our customer base and commercial alliances among our customers; the increase in the number of competitors targeting generic opportunities and seeking U.S. market exclusivity for generic versions of significant products; price erosion relating to our generic products, both from competing products and increased regulation; delays in launches of new generic products; our ability to take advantage of high-value biosimilar opportunities; efforts of pharmaceutical companies to limit the use of generics including through legislation and regulations; the difficulty and expense of obtaining licenses to proprietary technologies; returns, allowances and chargebacks; and investigations of the calculation of wholesale prices;

•	our specialty medicines business, including: competition for our specialty products, especially COPAXONE®, our leading medicine, which faces competition from existing and potential additional generic versions and orally-administered alternatives; our ability to achieve expected results from investments in our product pipeline; competition from companies with greater resources and capabilities; and the effectiveness of our patents and other measures to protect our intellectual property rights;

•	our substantially increased indebtedness and significantly decreased cash on hand, which may limit our ability to incur additional indebtedness, engage in additional transactions or make new investments, and may result in a further downgrade of our credit ratings; and our inability to raise debt or borrow funds in amounts or on terms that are favorable to us;

•	our business and operations in general, including: failure to effectively execute the recently announced restructuring plan; uncertainties related to, and failure to achieve, the potential benefits and success of our new senior management team and organizational structure; harm to our pipeline of future products due to the expected review of our Research & Development programs; our ability to develop and commercialize additional pharmaceutical products; potential additional adverse consequences following our resolution with the U.S. government of our Foreign Corrupt Practice Act investigation; compliance with sanctions and other trade control laws; manufacturing or quality control problems, which may damage our reputation for quality production and require costly remediation; interruptions in our supply chain; disruptions of our or third party information technology systems or breaches of our data security; the failure to recruit or retain key personnel; variations in intellectual property laws that may adversely affect our ability to manufacture our products; challenges associated with conducting business globally, including adverse effects of political or economic instability, major hostilities or terrorism; significant sales to a limited number of customers in our U.S. market; our ability to successfully bid for suitable acquisition targets or licensing opportunities, or to consummate and integrate acquisitions; and our prospects and opportunities for growth if we sell assets;

•	compliance, regulatory and litigation matters, including: costs and delays resulting from the extensive governmental regulation to which we are subject; the effects of reforms in healthcare regulation and reductions in pharmaceutical pricing, reimbursement and coverage; governmental investigations into sales and marketing practices; potential liability for patent infringement; product liability claims; increased government scrutiny of our patent settlement agreements; failure to comply with complex Medicare and Medicaid reporting and payment obligations; and environmental risks; and

•	other financial and economic risks, including: our exposure to currency fluctuations and restrictions as well as credit risks; potential impairments of our intangible assets; potential significant increases in tax liabilities; and the effect on our overall effective tax rate of the termination or expiration of governmental programs or tax benefits, or of a change in our business.

The forward-looking statements contained or incorporated by reference herein involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results, include, in addition to others not described in this prospectus, those referenced under “Risk Factors.” These are factors that we think could cause our actual results to differ materially from our expected results.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statements or other information contained in this prospectus, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consult any additional disclosures we make in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q that are filed with the SEC. See “Risk Factors.” Other factors besides those listed here could also adversely affect us.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges in accordance with U.S. GAAP for each of the periods presented below was as follows:

	Year Ended December 31,
	2017		2016	2015	2014	2013
Ratio of earnings to fixed charges	(18.7	)(1)	2.5	9.3	11.8	4.7

(1)	The ratio of earnings to fixed charges was less than 1:1 for the fiscal year ended December 31, 2017. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $18,380 million in pre-tax earnings in the fiscal year ended December 31, 2017.

The finance subsidiaries did not have any independent operations for the relevant periods.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by Teva or the finance subsidiaries will be used for general corporate purposes, which may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

DESCRIPTION OF ORDINARY SHARES

The following is a summary of the terms of Teva ordinary shares, including certain provisions contained in Teva’s memorandum of association (the “Memorandum”), Teva’s articles of association (the “Articles”) and applicable Israeli laws in effect on the date of this Registration Statement. This summary is qualified by reference to the full text of the Memorandum and the Articles, which are incorporated by reference as exhibits hereto.

Description of Ordinary Shares

The par value of Teva’s ordinary shares is NIS 0.10 per share, and all issued and outstanding ordinary shares are fully paid and non-assessable. Holders of ordinary shares are entitled to participate equally in the receipt of dividends and other distributions and, in the event of liquidation, in all distributions after the discharge of liabilities to creditors and subject to the preferences and priorities of the mandatory convertible preferred shares. Teva’s mandatory convertible preferred shares rank senior to our ordinary shares with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution. Accordingly, in the event of our voluntary or involuntary liquidation, holders of mandatory convertible preferred shares will be entitled to receive, from assets lawfully available for distribution to shareholders, a liquidation preference of $1,000.00 per share plus any accumulated and unpaid dividends thereon before any payment is made to holders of our ordinary shares and ADSs. All ordinary shares represented by the ADSs will be issued in registered form only. The Israeli Companies Law, 5759-1999 (the “Companies Law”) and the Articles do not provide for preemptive rights to the holders of Teva’s shares. Each Teva ordinary share entitles the holder thereof to one vote.

Neither the Memorandum nor the Articles or the laws of the State of Israel restrict the ownership or voting of Teva’s ordinary shares or ADSs by non-residents or persons who are not citizens of Israel, except with respect to citizens or residents of countries that are in a state of war with Israel.

General Shareholder Meetings

Under the Companies Law and the Articles, Teva is required to hold an annual general meeting every calendar year, no later than 15 months after the previous annual general meeting. In addition, Teva is required to convene a special meeting of shareholders:

•	upon the demand of two directors or one-quarter of the serving directors;

•	upon the demand of one or more shareholders holding at least 5% of our issued share capital and 1% or more of our voting rights; and

•	upon the demand of one or more shareholders holding at least 5% of our voting rights;

provided that a demand by a shareholder to convene a special shareholders meeting must set forth the matters to be considered at the meeting and otherwise comply with all other requirements of applicable law and the Articles.

If the board of directors receives a demand to convene a special meeting satisfying the above conditions, it must announce the scheduling of the meeting within 21 days after the demand was delivered, subject to the relevant requirements of the Companies Law and the regulations thereunder. If the board of directors fails to do so, the party who demanded to convene the special meeting may convene the meeting itself, subject to the provisions of the Companies Law.

The agenda of a general meeting is determined by the board of directors. The agenda must also include matters for which the convening of a special meeting was demanded, as well as any matter requested by one or more shareholders who hold at least 1% of Teva’s voting rights, subject to complying with certain requirements. Pursuant to Israeli law, a Teva shareholder who wishes to include a matter on the agenda of a general meeting must submit the request within seven days of publication of the notice with respect to the general meeting or within 14 days of a preliminary notice of the intention to convene the general meeting, if such was filed, in order for it to be eligible to be considered at the general meeting. Under the Articles, a request by a shareholder who holds at least 1% of Teva’s voting rights to include a matter on the agenda of a general meeting must be submitted in writing to Teva no later than 14 days after the first publication of Teva’s annual consolidated financial statements preceding the annual general meeting at which the consolidated financial statements for such year are to be presented. Any such demands or requests must comply with the requirements of applicable law, applicable stock exchange rules and the Articles.

Notices

Pursuant to the Companies Law, the regulations thereunder and the Articles, Teva is generally required to announce the convening of general meetings at least 35 days in advance, but is not required to deliver personal notices of a general meeting or of any adjournment thereof to shareholders. Teva may reasonably determine the method of publicizing the convening of general meetings, including by publishing a notice in one or more daily newspapers in Israel or in one or more international wire services, and any such publication will be deemed to have been duly given and delivered on the date of such publication. Shareholders as of the record date determined in respect of the general meeting are entitled to participate in and vote at the meeting. The Articles require that shareholder meetings take place in Israel, unless Teva’s center of management has been transferred to another country in accordance with the Articles.

Voting and Quorum Requirements

The quorum required for a general meeting of shareholders is at least two shareholders present in person or by proxy or represented by an authorized representative, who jointly hold at least 25% of our paid-up share capital. If a meeting is adjourned for lack of a quorum, it will generally be adjourned to the same time and place on the same day of the following week unless the board of directors sets another date, time and place in a notice to all persons who are entitled to receive notice of general meetings. Should no legal quorum be present at such reconvened meeting a half hour following the time set for such meeting, the necessary quorum consists of any two shareholders present, in person or by proxy, who jointly hold at least 20% of Teva’s paid-up share capital.

In accordance with the terms of the mandatory convertible preferred shares, certain matters, including certain amendments to the Articles, also require the approval of the holders of the mandatory convertible preferred shares. Holders of mandatory convertible preferred shares generally have no voting rights or any other right with respect to our annual meetings and special meetings, except with respect to amendments to our Memorandum or Articles that adversely affect the rights, preferences, privileges or voting powers of the mandatory convertible preferred shares, including the creation or increase of the authorized amount of, a class of senior shares, the consummation of certain mergers, consolidations with another entity, share exchanges or reclassifications involving the mandatory convertible preferred shares or as specifically required by Israeli law. Any such amendments or actions generally must be approved by holders of at least three-quarters of the mandatory convertible preferred shares present at a meeting of holders of mandatory convertible preferred shares where a quorum of two-thirds of the then outstanding mandatory convertible preferred shares is present in person or by proxy.

A shareholder who intends to vote at a meeting must demonstrate ownership of shares in accordance with the Companies Law and the regulations promulgated thereunder.

Shareholder Resolutions

The Companies Law provides that resolutions on certain matters, such as amending a company’s articles of association, exercising the authority of the board of directors in certain circumstances, appointing auditors, approving certain transactions, increasing or decreasing the registered share capital and approving certain mergers, must be approved by the shareholders at a general meeting. A company may determine in its articles of association certain additional matters with respect to which decisions will be made by the shareholders at a general meeting.

Generally, under the Articles, shareholder resolutions are deemed adopted if approved by the holders of a simple majority of the voting rights represented at a general meeting in person or by proxy and voting, unless a different majority is required by law or the Articles. Pursuant to the Companies Law and the Articles, certain shareholder resolutions (for example, resolutions amending many of the provisions of the Articles) require the affirmative vote of at least 75% of the voting rights represented at a general meeting and voting in person or by proxy, and certain other amendments to the Articles require the affirmative vote of at least 85% of the voting rights represented in a general meeting voting in person or by proxy, unless the board of directors sets a lower percentage, by a supermajority of three-quarters of the voting directors.

Change of Control

Subject to certain exceptions, the Companies Law requires that a merger (which, for these purposes, is defined as involving two Israeli companies) be approved by both the board of directors and by the shareholders of each of the merging companies and, with respect to the target company, if its share capital is divided into more than one class, the approval of each class of shares is required (in accordance with the majority and legal quorum requirements set forth in the Companies Law and the Articles). However, a merger may not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting (disregarding any abstentions), after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or by anyone on their behalf, including the relatives of or corporations controlled by these persons, unless an Israeli court determines otherwise at the request of shareholders holding at least 25% of the voting rights of the company.

In approving a merger, the board of directors of both merging companies must determine that there is no reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy its obligations to its creditors. Similarly, upon the request of a creditor of either party to the proposed merger, an Israeli court may prevent or delay the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy the obligations of the merging parties. A court may also issue other instructions for the protection of creditors’ rights in connection with a merger. Further, a merger may not be completed unless at least (i) 50 days have passed from the time that the requisite proposals for the approval of the merger were filed with the Israeli Registrar of Companies; and (ii) 30 days have passed since the merger was approved by the shareholders of each party to the merger.

Under the Companies Law, subject to certain exceptions, an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would hold (i) 25% or more of the voting rights of the company if there is no other holder of 25% or more of the company’s voting rights; or (ii) more than 45% of the voting rights of the company if there is no other holder of more than 45% of the company’s voting rights. This requirement does not apply to certain events set forth in the Companies Law, including a purchase of shares by an offeree in a “private placement” that receives specific shareholder approval. The board of directors must either give the shareholders its opinion as to the advisability of the tender offer or explain why it is unable to do so. The board of directors must also disclose any personal interest of any of its members in the proposed acquisition. The tender offer may be consummated only if (i) at least 5% of the company’s voting rights will be acquired; and (ii) the majority of the offerees who responded to the offer accepted the offer, excluding offerees who are controlling shareholders of the offeror, offerees who hold 25% or more of the voting rights in the company or who have a personal interest in accepting the tender offer, or anyone on their behalf or on behalf of the offeror including the relatives of or corporations controlled by these persons.

Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, he will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class, which we refer to as a full tender offer. The Companies Law also generally provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares. In order that all of the shares that the purchaser offered to purchase be transferred to the purchaser by operation of law, one of the following must have occurred: (i) the shareholders who declined or who did not respond to the full tender offer hold less than 5% of the company’s outstanding share capital or of the relevant class of shares and the majority of offerees who do not have a personal interest in accepting the full tender offer accepted the offer, or (ii) the shareholders who declined or who did not respond to the full tender offer hold less than 2% of the company’s outstanding share capital or of the relevant class of shares.

If the conditions set forth above are not met, the purchaser may not acquire shares of the company from shareholders who accepted the full tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital or more than 90% of the particular class of shares with respect to which the full tender offer was made.

A shareholder that had his or her shares so transferred, whether he or she accepted the full tender offer or not, has the right, within six months from the date of acceptance of the full tender offer, to petition the court to determine that the full tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, subject to certain conditions, the purchaser may provide in its offer that shareholders who accept the full tender offer will not be entitled to such rights.

Board of Directors

Our board of directors consists of three classes of directors plus the chief executive officer, who is not part of any class. One of the classes is elected each year by the shareholders at our annual meeting for a term of approximately three years. Elected directors cannot be removed from office by the shareholders until the expiration of their term of office, unless they violate their duties of care or loyalty.

In accordance with the Companies Law, we have elected to comply with SEC and NYSE requirements for independent directors on the Board and audit and compensation committees, in lieu of the Israeli requirements for statutory independent directors and audit committee and compensation committee composition. Following such election, we no longer designate any of our directors as statutory independent directors or designated independent directors under Israeli law. Our directors who were previously designated as statutory independent directors continue to serve their current term as members of the Board until the earlier of the remainder of their three-year term or until the 2018 annual meeting of shareholders.

The holders of our ordinary shares representing a majority of the voting power represented at a shareholders’ meeting and voting at the meeting have the power to elect all of the directors up for election.

In general, the board of directors formulates company policy and supervises the performance of the chief executive officer. Subject to the provisions of the Companies Law and the Articles, any Teva power that has not been conferred upon another body may be exercised by the board of directors.

Neither our Memorandum or Articles, nor Israeli law, mandate retirement of directors at a certain age, or share ownership for a director’s qualification.

Conflicts of Interest

Approval of Related Party Transactions

The Companies Law requires that an “office holder” (as defined in the Companies Law) of a company promptly disclose any personal interest that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.

Pursuant to the Companies Law, any transaction with an office holder or in which the office holder has a personal interest (other than with respect to such office holder’s Terms of Office and Employment) must be brought before the audit committee, in order to determine whether such transaction is an “extraordinary transaction” (defined as a transaction not in the ordinary course of business, not on market terms or likely to have a material impact on the company’s profitability, assets or liabilities). The term “Terms of Office and Employment,” as defined in the Companies Law, includes compensation, equity-based awards, releases from liability, indemnification and insurance, severance and other benefits.

Pursuant to the Companies Law, the Articles and Teva policy, in the event the audit committee determines that the transaction is not an extraordinary transaction, the transaction will require only audit committee approval; if, however, it is determined to be an extraordinary transaction, board of directors approval is also required, and in some circumstances shareholder approval may also be required. Such a transaction may only be approved if it is determined to be in the best interests of Teva.

A person with a personal interest in the matter generally may not be present at meetings of the board of directors or certain committees where the matter is being considered and, if a member of the board of directors or a committee, may generally not vote on the matter.

Transactions with Controlling Shareholders

Under Israeli law, extraordinary transactions with a controlling shareholder or in which the controlling shareholder has a personal interest and any engagement with a controlling shareholder or a controlling shareholder’s relative with respect to the provision of services to the company or with their Terms of Office and Employment as an office holder or their employment, if they are not office holders, generally require the approval of the audit committee (or with respect to Terms of Office and Employment, the compensation committee), the board of directors and the shareholders. If required, shareholder approval must include at least a majority of the shareholders who do not have a personal interest in the transaction and are present and voting at the meeting (abstentions are disregarded), or, alternatively, that the total shareholdings of the disinterested shareholders who vote against the transaction cannot represent more than two percent of the voting rights in the company. Transactions for a period of more than three years generally need to be brought for approval in accordance with the above procedures every three years.

A shareholder who holds 25% or more of the voting rights in a company is considered a controlling shareholder for these purposes if no other shareholder holds more than 50% of the voting rights. If two or more shareholders are interested parties in the same transaction, their shareholdings are combined for the purposes of calculating percentages.

Approval of Director and Executive Officer Compensation

As required by the Companies Law, we have adopted a compensation policy regarding the Terms of Office and Employment of our office holders (the “Compensation Policy”).

Pursuant to the Companies Law, arrangements between Teva and its office holders must generally be consistent with the Compensation Policy. However, under certain circumstances, we may approve an arrangement that is not consistent with the Compensation Policy, if such arrangement is approved by a special disinterested majority of our shareholders.

In addition, pursuant to the Companies Law, the Terms of Office and Employment of office holders generally require the approval of the compensation committee and the Board of Directors. The Terms of Office and Employment of directors (including those of a chief executive officer who is a director) further require the approval of the shareholders by a simple majority; with respect to a chief executive officer who is not a director, the approval of the shareholders by the special disinterested majority is also generally required. Pursuant to regulations promulgated under the Companies Law, shareholder approval is not required with respect to the remuneration granted to a director or a chief executive officer for the period following his or her appointment until the next general meeting of shareholders, provided such remuneration is approved by the compensation committee and the Board of Directors, is consistent with the Compensation Policy and is on similar or less favorable terms than those of such person’s predecessor.

Under certain circumstances, if the Terms of Office and Employment of office holders who are not directors are not approved by the shareholders (where such approval is required), the compensation committee and the Board of Directors may nonetheless approve such terms. In addition, non-material amendments of the Terms of Office and Employment of office holders who are not directors may be approved by the compensation committee only and non-material amendments of the Terms of Office and Employment of executive officers other than the chief executive officer may be approved by the chief executive officer only, provided such approval is permitted under the Compensation Policy.

Insurance, Exemption and Indemnification of Directors and Executive Officers

The Companies Law provides that a company may not exempt or indemnify a director or an executive officer, or enter into an insurance contract, which would provide coverage for any liability incurred as a result of any of the following: (i) a breach by the director and/or executive officer of his or her duty of loyalty unless, with respect to insurance coverage or indemnification, due to a breach of his or her duty of loyalty to the company committed in good faith and with reasonable grounds to believe that such act would not prejudice the interests of the company; (ii) a breach by the director and/or the executive officer of his or her duty of care to the company committed intentionally or recklessly (other than if solely done in negligence); (iii) any act or omission done with the intent of unlawfully realizing personal gain; or (iv) a fine, monetary sanction, forfeit or penalty imposed upon a director and/or executive officer. In addition, the Companies Law provides that directors and executive officers can be exempted in advance with respect to liability for damages caused as a result of a breach of their duty of care to the company (but not for such breaches committed intentionally or recklessly, as noted above, or in connection with a distribution (as defined in the Companies Law)).

Pursuant to indemnification and release agreements, we release our directors and executive officers from liability and indemnify them to the fullest extent permitted by law and the Articles. Under these agreements, our undertaking to indemnify each director and executive officer for certain payments and expenses as well as monetary liabilities imposed by a court judgment (including a settlement or an arbitrator’s award that was approved by a court), which indemnification of monetary liabilities (i) shall be limited to matters that are connected or otherwise related to certain events or circumstances set forth therein, and (ii) shall not exceed $200 million in the aggregate per director or executive officer. Under Israeli law, indemnification is subject to other limitations, including those described above. Subject to applicable law, we may also indemnify our directors and officers following specific events.

Our directors and executive officers are also covered by directors’ and officers’ liability insurance.

Dividends

Under the Companies Law, dividends may generally be distributed only out of profits, provided that there is no reasonable concern that the distribution will prevent us from satisfying our existing and anticipated obligations when they become due. In accordance with the Companies Law and the Articles, the decision to distribute dividends and the amount to be distributed is made by the board of directors.

In addition, subject to certain exceptions, so long as any mandatory convertible preferred shares remain outstanding, no dividend or distribution may be declared or paid on our ordinary shares or ADSs, and we may not purchase any such ordinary shares or ADSs, unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash has been set apart for the payment of such dividends, for all outstanding mandatory convertible preferred shares.

CEO and Center of Management

Under the Articles, our chief executive officer and a majority of the members of the board of directors are required to be residents of Israel, unless our center of management has been transferred to another country in accordance with the Articles. The Articles require that our center of management remain in Israel, unless the board of directors otherwise resolves, by a supermajority of three-quarters of the participating votes.

Exchange Controls

Non-residents of Israel who purchase ADSs with U.S. dollars or other non-Israeli currency will be able to receive dividends, if any, and any amounts payable upon the dissolution, liquidation or winding up of the affairs of Teva, in U.S. dollars at the rate of exchange prevailing at the time of conversion. Dividends to non-Israeli residents are subject to withholding.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Set forth below is a summary of the deposit agreement, as amended, among Teva, JPMorgan Chase Bank, N.A., as depositary, which we refer to as the depositary, and the holders from time to time of ADSs. This summary is not complete and is qualified in its entirety by the amended and restated deposit agreement, a copy of which has been filed as an exhibit to the Registration Statement on Form F-6 filed with the SEC on October 30, 2012, as amended on February 29, 2016 (the “Deposit Agreement”). Additional copies of the deposit agreement are available for inspection at the principal office of the depositary, 4 New York Plaza, 12th Floor, New York, New York 10004.

American Depositary Shares and Receipts

Each ADS represents one ordinary share of Teva deposited with the custodian. ADSs may be issued in uncertificated form or may be evidenced by an American Depositary Receipt, or ADR. ADRs evidencing a specified number of ADSs are issuable by the depositary pursuant to the deposit agreement.

Deposit and Withdrawal of Ordinary Shares

The depositary has agreed that, upon deposit with the custodian of ordinary shares of Teva accompanied by an appropriate confirmation or confirmations of a book-entry transfer or instrument or instruments of transfer or endorsement in form satisfactory to the custodian and any certificates as may be required by the depositary or the custodian, the depositary will execute and deliver at its corporate trust office, upon payment of the fees, charges and taxes provided in the deposit agreement, to or upon the written order of the person or persons entitled thereto, uncertificated securities or an ADR registered in the name of such person or persons for the number of ADSs issuable with respect to such deposit.

Every person depositing ordinary shares under the deposit agreement shall be deemed to represent and warrant that such ordinary shares are validly issued, fully paid and non-assessable ordinary shares and that such person is duly authorized to make such deposit, and the deposit of such ordinary shares or sale of ADSs by that person is not restricted under the Securities Act.

Upon surrender of ADSs at the corporate trust office of the depositary, and upon payment of the fees provided in the deposit agreement, ADS holders are entitled to delivery to them or upon their order at the principal office of the custodian or at the corporate trust office of the depositary of certificates representing the ordinary shares and any other securities, property or cash represented by the surrendered ADSs. Delivery to the corporate trust office of the depositary shall be made at the risk and expense of the ADS holder surrendering ADSs.

The depositary may deliver ADSs prior to the receipt of ordinary shares or “pre-release.” The depositary may deliver ordinary shares upon the receipt and surrender of ADSs that have been pre-released, whether or not such surrender is prior to the termination of such pre-release or the depositary knows that such ADSs have been pre-released. Each pre-release will be:

•	accompanied by a written representation from the person to whom ordinary shares or ADSs are to be delivered that such person, or its customer, (i) owns the ordinary shares or ADSs to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such ordinary shares or ADSs, as the case may be, to the depositary in its capacity as such and for the benefit of the holders of the ADSs, and (iii) will not take any action with respect to such ordinary shares or ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the depositary, disposing of such ordinary shares or ADSs, as the case may be), other than in satisfaction of such pre-release;

•	at all times fully collateralized with cash or such other collateral as the depositary deems appropriate;

•	terminable by the depositary with no more than five business days’ notice; and

•	subject to such further indemnities and credit regulations as the depositary deems appropriate.

The number of ADSs outstanding at any time as a result of pre-releases will not normally exceed 30% of the ordinary shares outstanding with the depositary; provided, however, that the depositary reserves the right to disregard such limit from time to time as it deems appropriate.

Dividends, Other Distributions and Rights

The depositary shall, as promptly as practicable, convert or cause to be converted into U.S. dollars, to the extent that in its judgment it can reasonably do so and transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars that it or the custodian receives in respect of the deposited ordinary shares, and to distribute the amount received, net of any fees of the depositary and expenses incurred by the depositary in connection with conversion, to the holders of ADSs. The amount distributed will be reduced by any amounts to be withheld by Teva or the depositary for applicable taxes, net of expenses of conversion into U.S. dollars. If the depositary determines that any foreign currency received by it or the custodian cannot be so converted on a reasonable basis and transferred, or if any required approval or license of any government or agency is denied or not obtained within a reasonable period of time, the depositary may distribute such foreign currency received by it or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the ADS holders. If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the holders of ADSs entitled thereto, the depositary may make such conversion and distribution in U.S. dollars to the extent permissible to such holders of ADSs and may distribute the balance of the currency received by the depositary to, or hold such balance uninvested and without liability for interest thereon for, the respective accounts of such holders of ADSs.

If any distribution upon any ordinary shares deposited or deemed deposited under the deposit agreement consists of a dividend in, or free distribution of, additional ordinary shares, the depositary shall, only if Teva so requests, distribute to the holders of outstanding ADSs, on a pro rata basis, additional ADSs that represent the number of additional ordinary shares received as such dividend or free distribution subject to the terms and conditions of the deposit agreement and net of any fees and expenses of the depositary. In lieu of delivering fractional ADSs in the event of any such distribution, the depositary will sell the amount of additional ordinary shares represented by the aggregate of such fractions and will distribute the net proceeds to holders of ADSs. If additional ADSs are not so distributed, each ADS shall thereafter also represent the additional ordinary shares distributed together with the ordinary shares represented by such ADS prior to such distribution.

If Teva offers or causes to be offered to the holders of ordinary shares any rights to subscribe for additional ordinary shares or any rights of any other nature, the depositary, after consultation with Teva, shall have discretion as to the procedure to be followed in making such rights available to holders of ADSs or in disposing of such rights for the benefit of such holders and making the net proceeds available to such holders or, if the depositary may neither make such rights available to such holders nor dispose of such rights and make the net proceeds available to such holders, the depositary shall allow the rights to lapse; provided, however, that the depositary will, if requested by Teva, take action as follows:

•	if at the time of the offering of any rights the depositary determines in its discretion that it is lawful and feasible to make such rights available to all holders of ADSs or to certain holders of ADSs but not other holders of ADSs, the depositary may distribute to any holder of ADSs to whom it determines the distribution to be lawful and feasible, on a pro rata basis, warrants or other instruments therefor in such form as it deems appropriate to facilitate the exercise of such rights by such holder of ADSs; or

•

if the depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain holders of ADSs, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the holder of ADSs to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the depositary and all taxes and governmental charges) for the account of such holders of ADSs otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such holders of ADSs because of exchange restrictions or the date of delivery of any ADS or otherwise.

In circumstances in which rights would not otherwise be distributed, if a holder of ADSs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such holder, the depositary will make such rights available to such holder upon written notice from Teva to the depositary that (i) Teva has elected in its sole discretion to permit such rights to be exercised, and (ii) such holder has executed such documents as Teva has determined in its sole discretion are reasonably required under applicable law. If the depositary has distributed warrants or other instruments for rights to all or certain holders of ADSs, then upon instruction pursuant to such warrants or other instruments to the depositary from such holder to exercise such rights, upon payment by such holder to the depositary for the account of such holder of an amount equal to the purchase price of the ordinary shares to be received upon the exercise of the rights, and upon payment of the fees of the depositary as set forth in such warrants or other instruments, the depositary shall, on behalf of such holder, exercise the rights and purchase the ordinary shares, and Teva shall cause the ordinary shares so purchased to be delivered to the depositary on behalf of such holder. As agent for such holder, the depositary will cause the ordinary shares so purchased to be deposited under the deposit agreement, and shall issue and deliver to such holder legended ADRs or confirmations with respect to uncertificated ADSs, subject to the appropriate restrictions on sale, deposit, cancellation and transfer under applicable securities laws.

The depositary will not offer to the holders of ADSs any rights to subscribe for additional ordinary shares or rights of any other nature, unless and until such a Registration Statement is in effect with respect to the rights and the securities to which they relate, or unless the offering and sale of such securities to the holders of such ADSs are exempt from registration under the provisions of the Securities Act and an opinion of counsel satisfactory to the depositary and Teva has been obtained.

The depositary shall not be responsible for any failure to determine that it may be lawful and feasible to make such rights available to holders of ADSs in general or any holder in particular. If the depositary determines that any distribution of property is subject to any tax or other governmental charge that the depositary is obligated to withhold, the depositary may by public or private sale in Israel dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay any such taxes or charges, and the depositary will distribute the net proceeds of any such sale after deduction of any taxes or charges to the ADS holders entitled thereto on a pro rata basis.

Upon any change in par value, split-up, consolidation or any other reclassification of ordinary shares, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Teva or to which it is a party, any securities that shall be received by the depositary or the custodian in exchange for or in conversion of or in respect of ordinary shares shall be treated as newly deposited ordinary shares under the deposit agreement, and ADSs shall thenceforth represent, in addition to the existing deposited securities, the right to receive the new ordinary shares so received in respect of ordinary shares, unless additional ADSs are delivered or the depositary calls for the surrender of outstanding ADSs to be exchanged for new ADSs.

Record Dates

Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made or rights shall be issued with respect to the ordinary shares, or whenever for any reason the depositary causes a change in the number of ordinary shares that are represented by each ADS, or whenever the depositary shall receive notice of any meeting of holders of ordinary shares, the depositary shall fix a record date which shall be as close as practicable to the record date applicable to the ordinary shares, provided that the record date established by Teva or the depositary shall not occur on a day on which the shares or ADSs are not traded in Israel or the U.S.:

•	for the determination of the holders of ADSs who shall be:

•	entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof; or

•	entitled to give instructions for the exercise of voting rights at any such meeting; or

•	on or after which each ADS will represent the changed number of ordinary shares.

Reports and Other Communications

Teva will furnish to the depositary and the custodian all notices of shareholders’ meetings, proxy soliciting material and other reports and communications that are made generally available to the holders of ordinary shares and English translations of the same. The depositary will make such notices, reports and communications available for inspection by ADS holders at its corporate trust office when furnished by Teva pursuant to the deposit agreement and, upon request by Teva, will mail such notices, reports and communications to ADS holders at Teva’s expense.

Voting of the Underlying Ordinary Shares

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of ordinary shares, if requested in writing, the depositary shall, as soon as practicable thereafter, mail to the ADS holders a notice containing:

•	such information as is contained in the notice received by the depositary;

•	a statement that the holders of ADSs as of the close of business on a specified record date will be entitled, subject to applicable law and the provisions of Teva’s Memorandum and Articles, as amended, to instruct the depositary as to the exercise of voting rights, if any, pertaining to the amount of ordinary shares represented by their respective ADSs; and

•	a statement as to the manner in which such instructions may be given.

Upon the written request of an ADS holder on such record date, received on or before the date established by the depositary for such purpose, the depositary shall endeavor, insofar as is practicable and permitted under applicable law and the provisions of Teva’s Memorandum and Articles, as amended, to vote or cause to be voted the amount of ordinary shares represented by the ADSs in accordance with the instructions set forth in such request. The depository shall not itself exercise any voting discretion over any ordinary shares represented by ADSs. If instructions are not received by the depositary by the deadline, the ordinary shares represented by such uninstructed ADSs shall not be voted. The depositary may, to the extent not prohibited by the deposit agreement, law or regulation or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the owners a notice that provides owners with instructions on how to retrieve such materials or receive such materials upon request.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and the terms of the deposit agreement may at any time be amended by written agreement between Teva and the depositary, without the consent of the ADS holders. Any amendment that imposes or increases any fees or charges (other than taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that otherwise prejudices any substantial existing right of holders of ADSs shall, however, not become effective until the expiration of 30 days after notice of such amendment has been given to the holders of outstanding ADSs. Every holder of an ADS at the time such amendment becomes effective will be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event will any amendment impair the right of any ADS holder to surrender the ADSs held by such holder and receive therefor the underlying ordinary shares and any other property represented thereby, except in order to comply with mandatory provisions of applicable law. However, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or any receipt to ensure compliance therewith, Teva and the depositary may amend or supplement the deposit agreement and the receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to owners or within any other period of time as required for compliance.

Whenever so directed by Teva, the depositary has agreed to terminate the deposit agreement by mailing notice of such termination to the holders of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may likewise terminate the deposit agreement by mailing notice of such termination to Teva and the holders of all ADSs then outstanding if at any time 60 days shall have expired after the depositary shall have delivered to Teva a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADSs remain outstanding after the date of termination, the depositary thereafter will discontinue the registration of transfers of ADSs, will suspend the distribution of dividends to the holders and will not give any further notices or perform any further acts under the deposit agreement, except:

•	the collection of dividends and other distributions;

•	the sale of rights and other property; and

•	the delivery of ordinary shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADSs, subject to the terms of the deposit agreement.

At any time after the expiration of one year from the date of termination, the depositary may sell the underlying ordinary shares and hold uninvested the net proceeds, together with any cash then held by it under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not theretofore surrendered their ADSs and such holders shall become general creditors of the depositary with respect to such net proceeds. After making such sale, the depositary shall be discharged from all obligations under the deposit agreement, except to account for net proceeds and other cash (after deducting any applicable fees of the depositary, expenses and taxes) and except for obligations for indemnification set forth in the deposit agreement. Upon the termination of the deposit agreement, Teva will also be discharged from all obligations thereunder, except for certain obligations to the depositary.

Charges of Depositary

Teva will pay the fees and out-of-pocket expenses of the depositary and those of any registrar only in accordance with agreements in writing entered into between the depositary and Teva from time to time. The following charges shall be incurred by any party depositing or withdrawing ordinary shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by Teva or an exchange of stock regarding the ADSs or deposited ordinary shares or a distribution of ADSs pursuant to the terms of the deposit agreement):

•	any applicable taxes and other governmental charges;

•	any applicable transfer or registration fees;

•	certain cable, telex and facsimile transmission charges as provided in the deposit agreement;

•	any expenses incurred in the conversion of foreign currency;

•	a fee of $5.00 or less per 100 ADSs (or a portion of such amount of ADSs) for the delivery of ADSs in connection with the deposit of ordinary shares, distributions in ordinary shares or the distribution of rights on the ordinary shares;

•	a fee of $0.02 or less per ADS for any cash distributions on the ordinary shares;

•	a fee of $5.00 or less per 100 ADSs (or a portion of such amount of ADSs) for the distribution of securities on the ordinary shares (other than ordinary shares or rights thereon);

•	a fee of $0.02 or less per ADS annually for depositary services performed by the depositary and/or the custodians (which may be charged directly to the owners or which may be withheld from cash distributions, at the sole discretion of the depositary); and

•	a fee (which may be charged directly to the owners or which may be withheld from cash distributions, at the sole discretion of the depositary) for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including the custodian and expenses incurred on behalf of holders of the ADSs in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the ordinary shares, the sale of ordinary shares, the delivery of ADSs or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law.

The depositary may own and deal in any class of securities of Teva and its affiliates and in ADSs.

Transfer of American Depositary Shares

The ADSs are transferable on the books of the depositary, except during any period when the transfer books of the depositary are closed, or if any such action is deemed necessary or advisable by the depositary or Teva at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of the deposit agreement. The surrender of outstanding ADSs and withdrawal of deposited ordinary shares may not be suspended subject only to:

•	temporary delays caused by closing the transfer books of the depositary or Teva, the deposit of ordinary shares in connection with voting at a shareholders’ meeting or the payment of dividends;

•	the payment of fees, taxes and similar charges; and

•	compliance with the U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the deposited ordinary shares.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares required to be registered under the provisions of the Securities Act, unless a Registration Statement is in effect as to such ordinary shares. As a condition to the delivery, registration of transfer, split-up, combination or surrender of any ADS or withdrawal of ordinary shares, the depositary, the custodian or the registrar may require payment from the person presenting the ADS or the depositor of the ordinary shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto, payment of any applicable fees payable by the holders of ADSs, may require the production of proof satisfactory to the depositary as to the identity and genuineness of any signature and may also require compliance with any regulations the depositary may establish consistent with the provisions of the deposit agreement. The depositary may refuse to deliver ADSs, register the transfer of any ADS or make any distribution on, or related to, ordinary shares until it or the custodian has received proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. Holders of ADSs may inspect the transfer books of the depositary at any reasonable time and the list of recipients, provided that such inspection shall not be for the purpose of communicating with holders of ADSs in the interest of a business or object other than Teva’s business or a matter related to the deposit agreement or ADSs.

General

Neither the depositary nor Teva nor any of their directors, employees, agents or affiliates will be liable to the holders of ADSs if by reason of any present or future law or regulation of the United States or any other country or of any government or regulatory authority or any stock exchange, any provision, present or future, of Teva’s Memorandum and Articles, as amended, or any circumstance beyond its control, the depositary or Teva or any of their respective directors, employees, agents or affiliates is prevented or delayed in performing its obligations or exercising its discretion under the deposit agreement or is subject to any civil or criminal penalty on account of performing its obligations. The obligations of Teva and the depositary under the deposit agreement are expressly limited to performing their obligations specifically set forth in the deposit agreement without negligence, bad faith or willful misconduct.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We or any of the other finance subsidiaries may elect to offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior indenture between Teva and The Bank of New York Mellon, as trustee. Teva’s subordinated debt securities would be issued under a subordinated indenture between Teva and The Bank of New York Mellon, as trustee.

The senior debt securities of each finance subsidiary would be issued under a senior indenture among that entity, Teva, as guarantor, and The Bank of New York Mellon, as trustee. The subordinated debt securities of each finance subsidiary would be issued under a subordinated indenture among that entity, Teva, as guarantor, and The Bank of New York Mellon, as trustee.

All of the indentures are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture.” All senior indentures are sometimes referred to in this prospectus collectively as the “senior indentures” and each, individually, as a “senior indenture.” All subordinated indentures are sometimes referred to in this prospectus collectively as the “subordinated indentures” and each, individually, as a “subordinated indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities. The senior indentures and subordinated indentures are substantially identical to one another, except for specific provisions relating to subordination contained in the subordinated indentures.

General

The provisions of the indentures do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement, the senior debt securities will be the issuer’s direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of the issuer’s other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of the issuer with respect to such series, as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.

Payments

The issuer may issue debt securities from time to time in one or more series. The provisions of the indentures allow the issuer to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series, as well as debt securities of other series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. The issuer may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	the specific designation;

•	any limit on the aggregate principal amount of the debt securities, their purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

•	the date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange these securities into or for ADSs or other of our securities or of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

•	whether and under what circumstances the issuer will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	any material Israeli, U.S. federal and, if applicable, Curaçao or Dutch income tax consequences, including, but not limited to:

•	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

•	tax considerations applicable to any debt securities denominated and payable in foreign currencies;

•	whether certain payments on the debt securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty;

•	whether the debt securities will be secured;

•	any applicable selling restrictions; and

•	any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations, including laws and regulations relating attributes required for the debt securities to be afforded certain capital treatment for bank regulatory or other purposes.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to income tax, accounting, and other special considerations applicable to original issue discount securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. The issuer will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Events of Default

Each indenture provides holders of debt securities with remedies if the issuer and/or guarantor, as the case may be, fails to perform specific obligations, such as making payments on the debt securities, or if the issuer and/or guarantor, as the case may be, becomes bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the indentures, with respect to any series of debt securities issued under that indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

•	default is made in the payment of principal in respect of the securities;

•	default is made for more than 30 days in the payment of interest in respect of the securities;

•	the issuer and/or guarantor, as the case may be, fails to perform any of its other obligations under the securities and this failure has continued for the period of 90 days following service of notice on the issuer and/or guarantor requiring the same to be remedied;

•	issuer’s and/or guarantor’s, as the case may be, bankruptcy, insolvency or reorganization under any applicable bankruptcy, insolvency or insolvency related reorganization law;

•	an order is made or an effective resolution is passed for the winding up or liquidation of the issuer and/or guarantor, as the case may be; or

•	any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.

Acceleration of Debt Securities Upon an Event of Default

Each indenture provides that, unless otherwise set forth in a supplemental indenture:

•

if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of the issuer and/or guarantor, as the case may be, applicable to that series of debt securities but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the issuer and guarantor, as the case may be, may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under that indenture) to be due and payable immediately;

•	if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization of the issuer and/or the guarantor, as the case may be, the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately; and

•	if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to the issuer and/or guarantor, as the case may be, may declare the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

Each indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its reasonable satisfaction by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have:

•	requested the trustee to institute that action; and

•	offered the trustee reasonable indemnity;

•	the trustee must have not instituted that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Each indenture contains a covenant that the issuer and guarantor, if applicable, will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

The issuer has the ability to eliminate most or all of its obligations on any series of debt securities prior to maturity if it complies with the following provisions:

Discharge of Indenture. The issuer may discharge all of its obligations, other than as to transfers and exchanges, under the indenture after it has:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

•	delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

•	irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the applicable indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. The issuer may also discharge all of its obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. The issuer may be released with respect to any outstanding series of debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

•	the issuer irrevocably deposits with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	the issuer delivers to the relevant trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;

•	the defeasance or covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; and

•	in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture

Modification without Consent of Holders. The issuer and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

•	secure any debt securities or to confirm and evidence the release of security when such release is permitted under such indenture;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	delete or modify any Events of Default with respect to a new series being established;

•	add or change any provisions of such indenture regarding restrictions on the payment of principal or premium if such modification does not adversely affect holders of such debt securities in any material respect;

•	change or eliminate any provisions of such indenture if such change or elimination becomes effective when no securities affected are outstanding;

•	cure any ambiguity, omission, mistake, defect or error or correct any inconsistency; or to surrender any right or power of an issuer or guarantors; or to make such other provisions that shall not adversely affect the interests of the holders in any material respect;

•	establish the forms or terms of debt securities of any series or to authorize the issuance of additional securities of a series;

•	evidence the assumption by the guarantor of all obligations and release of issuer;

•	evidence the acceptance of appointment by a successor trustee;

•	supplement such indenture to permit defeasance;

•	add, change or eliminate provisions of such indenture to qualify under the Trust Indenture Act;

•	reduce the minimum denomination of any series;

•	prohibit the authentication and delivery of additional series;

•	add guarantors or co-obligors to a series or to release guarantors in accordance with such indenture;

•	make such provisions as necessary to exchange securities pursuant to a registration rights or similar agreement;

•	conform provisions of such indenture with respect to a series to the provisions of the applicable “Description of Notes”; or

•	make any other change that does not adversely affect in any material respect the interests of holders of such securities.

Modification with Consent of Holders. Each issuer and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, the issuer and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of the security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture.

Form of Debt Security

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued in registered form, where the issuer’s obligation runs to the holder of the security named on the face of the security.

Definitive securities name you or your nominee as the owner of the security and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. The issuer may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the issuer, the guarantor, if applicable, the trustee or any other agent of the issuer, guarantor or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the issuer within 90 days, the issuer will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the issuer may, at any time and in its sole discretion, decide not to have any of the securities represented by one or more registered global securities. If the issuer makes that decision, it will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Guarantees

Teva will fully and unconditionally guarantee payment in full to the holders of the debt securities issued by the finance subsidiaries pursuant to this prospectus. The guarantee is set forth in, and forms part of, the finance subsidiary indenture under which the debt securities will be issued. If, for any reason, the issuer does not make any required payment in respect of its debt securities when due, the guarantor will cause the payment to be made to or to the order of the trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture, and on a subordinated basis to the extent the guaranteed debt securities are issued under the subordinated indenture. The extent to which the guarantee is subordinated to other indebtedness of the guarantor will be substantially the same as the extent to which the subordinated debt issued by the issuer is subordinated to the other indebtedness of the issuer as described below under “—Subordination of the Subordinated Debt Securities.” The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing any other person or entity.

Subordination of the Subordinated Debt Securities

Subordinated debt securities issued by an issuer will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness of the issuer, whether outstanding at the date of the subordinated indenture or incurred after that date. In the event of:

•	any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the issuer or to its creditors, as such, or to its assets; or

•	any voluntary or involuntary liquidation, dissolution or other winding up of the issuer, whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer, then the holders of senior indebtedness of the issuer will be entitled to receive payment in full of all amounts due or to become due on or in respect of all its senior indebtedness, or provision will be made for the payment in cash, before the holders of the subordinated debt securities of the issuer are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities. The holders of senior indebtedness of the issuer will be entitled to receive, for application to the payment of the senior indebtedness, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the issuer being subordinated to the payment of its subordinated debt securities. This payment may be payable or deliverable in respect of its subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.

By reason of subordination, in the event of liquidation or insolvency of the issuer, holders of senior indebtedness of the issuer and holders of other obligations of the issuer that are not subordinated to its senior indebtedness may recover more ratably than the holders of subordinated debt securities of the issuer.

Subject to the payment in full of all senior indebtedness of the issuer, the rights of the holders of subordinated debt securities of the issuer will be subrogated to the rights of the holders of its senior indebtedness to receive payments or distributions of cash, property or securities of the issuer applicable to its senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, its subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to the subordinated debt securities of the issuer, or payments to acquire these securities, other than pursuant to their conversion, may be made:

•	if any senior indebtedness of the issuer is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or

•	if the maturity of any senior indebtedness of the issuer has been accelerated because of a default.

The subordinated indentures do not limit or prohibit the issuer from incurring additional senior indebtedness, which may include indebtedness that is senior to its subordinated debt securities, but subordinate to the issuer’s other obligations.

The subordinated indentures provide that these subordination provisions, insofar as they relate to any particular issue of subordinated debt securities by the issuer, may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

The indentures and the debt securities will be governed by the laws of the State of New York.

Information Concerning the Trustee

The Bank of New York Mellon, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the debt securities. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

DESCRIPTION OF PURCHASE CONTRACTS

Teva may issue purchase contracts for the purchase or sale of debt or equity securities issued by Teva, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract and any security arrangements or requirements with respect thereto. Alternatively, if provided in the applicable prospectus supplement, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Any purchase contracts we issue will be physically settled by delivery of our ordinary shares or other securities to which they relate. Teva’s obligation to settle such pre-paid purchase contacts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Teva may issue units consisting of one or more purchase contracts, debt securities, ordinary shares, ADSs or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, debt securities, ordinary shares and/or ADSs comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

TAXATION

The material Israeli, U.S. federal and, if applicable, Curaçao or Dutch income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents; or

•	directly to purchasers, including our affiliates.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

The securities to be sold by us may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the Registration Statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Teva or any of its subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Teva or any of its subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Teva or any of its subsidiaries to indemnification by Teva or any of its subsidiaries against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for Teva or any of its subsidiaries in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

Any ADSs will be listed on the NYSE, but any other securities may or may not be listed on a national securities exchange. In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Teva Pharmaceutical Industries Limited for the year ended December 31, 2017, have been so incorporated in reliance on the reports of Kesselman & Kesselman, an independent registered public accounting firm in Israel and a member of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuers by Kirkland & Ellis LLP, New York, New York. Certain legal matters with respect to Israeli law with respect to the validity of certain of the offered securities will be passed upon for the issuers by Tulchinsky Stern Marciano Cohen Levitski & Co., Israel. Certain legal matters with respect to Curaçao law will be passed upon for the issuers by VanEps Kunneman VanDoorne, Curaçao. Certain legal matters with respect to Dutch law will be passed upon for the issuers by Van Doorne N.V., Netherlands. Any underwriters will be advised about other issues relating to any offering by their own counsel.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a Registration Statement that we filed with the SEC. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the Registration Statement from this prospectus. In addition, we file annual and quarterly reports and other information with the SEC. You may read and copy such material at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, as well as at the SEC’s regional offices. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxies, information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and filed electronically with the SEC. We began filing through the EDGAR system on October 31, 2002.

Information about us is also available on our website at http://www.tevapharm.com. Such information on our website is not part of this prospectus.

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed with the SEC are incorporated into this prospectus by reference:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2017; and

(2)	Our Current Report on Form 8-K filed with the SEC on February 1, 2018 (with respect to Item 1.01 and Item 9.01 only) and March 14, 2018.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Items 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement, or (ii) after the date of this prospectus until we sell all of the securities covered by this prospectus or the sale of securities by us pursuant to this prospectus is terminated.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may also obtain copies of these documents free of charge through our website at http://www.tevapharm.com or by contacting us at our address or telephone number set forth below. Other than the documents incorporated by reference herein as specified above, the documents and other information on our website are not incorporated by reference herein.

Teva Pharmaceutical Industries Limited

Investor Relations

5 Basel Street

P.O. Box 3190

Petach Tikva 4951033 Israel

+972-3-926-7267

ENFORCEMENT OF CIVIL LIABILITIES

Teva Pharmaceutical Industries Limited

Teva is organized under the laws of Israel and certain of Teva’s directors and officers reside outside of the United States. As a result, service of process on them may be difficult to effect in the United States. Furthermore, a substantial portion of Teva’s assets are located outside of the United States. Therefore, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

Subject to various time limitations, an Israeli court may declare a judgment rendered by a foreign court in a civil matter, including judgments awarding monetary or other damages in non civil matters, enforceable if it finds that:

(1)	the judgment was rendered by a court which was, according to the foreign country’s law, competent to render it;

(2)	the judgment is no longer appealable;

(3)	the obligation in the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy in Israel; and

(4)	the judgment can be executed in the state in which it was given.

A foreign judgment will not be declared enforceable by Israeli courts if it was given in a state, the laws of which do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proven to the Israeli court that:

(1)	the judgment was obtained by fraud;

(2)	there was no due process;

(3)	the judgment was given by a court not competent to render it according to the laws of private international law in Israel;

(4)	the judgment conflicts with another judgment that was given in the same matter between the same parties and which is still valid; or

(5)	at the time the action was brought to the foreign court a claim in the same matter and between the same parties was pending before a court or tribunal in Israel.

Teva Finance Company BV, Teva Finance IV BV, Teva Finance V BV, Teva Finance NV, Teva Finance Netherlands II, Teva Finance Netherlands III and Teva Finance Netherlands IV

Each of the BVs is organized under the laws of Curaçao and each of the Netherlands BVs is organized under the laws of the Netherlands, and its managing directors and supervisory directors reside outside the United States, and all or a significant portion of the assets of such person may be, and substantially all of the assets of each of the BVs and the Netherlands BVs are, located outside the United States. As a result, it may not be possible to effect service of process within the United States upon any of the BVs or the Netherlands BVs or any such person or to enforce against any of the BVs or the Netherlands BVs or any such person judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and Curaçao and the United States and the Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws of the United States, would not be directly enforceable in Curaçao or the Netherlands.

If the party in whose favor such a final judgment is rendered brings a new suit in a competent court in Curaçao or the Netherlands, that party may submit to the Curaçao or Dutch court the final judgment that has been rendered in the United States.

A foreign judgment would be enforceable in Curaçao generally, without any re-examination of the merits of the original judgment provided that:

(1)	the judgment is valid and enforceable in the jurisdiction where rendered;

(2)	the judgment has been rendered by a foreign court that has accepted jurisdiction in accordance with an international accepted ground for jurisdiction;

(3)	no principles of due process were violated in the proceedings that resulted in the foreign judgment;

(4)	the recognition and enforcement of the judgment does not violate Curaçao principles of public order;

(5)	the judgment is not contrary to a prior or simultaneous judgment between the same parties of a Curaçao court or of a foreign court which judgement can be recognized and enforced in Curaçao; and

(6)	the judgment has not been rendered in proceedings of a penal, revenue or other public law nature.

A Dutch court will generally grant the same judgment without re-litigation on the merits if:

(1)	that judgment results from legal proceedings compatible with Dutch notions of due process;

(2)	that judgment does not contravene public policy of the Netherlands; and

(3)	the jurisdiction of the relevant federal or state court in the United States has been based on internationally accepted principles of international civil law.

Subject to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors should be able to enforce in the Netherlands final judgments in civil and commercial matters obtained from U.S. federal or state courts. However, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. securities laws.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

American Depositary Shares,

each representing one Ordinary Share,

Debt Securities,

Purchase Contracts and Units

TEVA PHARMACEUTICAL FINANCE IV, LLC

TEVA PHARMACEUTICAL FINANCE V, LLC

TEVA PHARMACEUTICAL FINANCE VI, LLC

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.

TEVA PHARMACEUTICAL FINANCE IV B.V.

TEVA PHARMACEUTICAL FINANCE V B.V.

TEVA PHARMACEUTICAL FINANCE N.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.

Debt Securities, fully and unconditionally guaranteed by

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

The date of this prospectus is                 , 2018.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all costs and expenses in connection with the offer and sale of the securities being registered.

Amount
SEC registration fee		$622,500
Legal fees and expenses		*
FINRA filing fee		N/A
Accounting fees and expenses		*
Printing costs		*
Transfer agent and trustee fees		*
Miscellaneous expenses		*

Total	$	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Teva Pharmaceutical Industries Limited

The Israeli Companies Law, 5759-1999 (the “Companies Law”) provides that a company may not exempt or indemnify a director or an executive officer (collectively, an “Officer”), or enter into an insurance contract, which would provide coverage for any liability incurred as a result of any of the following: (i) a breach by the Officer of his or her duty of loyalty unless, with respect to insurance coverage or indemnification, due to a breach of his or her duty of loyalty to the company committed in good faith and with reasonable grounds to believe that such act would not prejudice the interests of the company; (ii) a breach by the Officer of his or her duty of care to the company committed intentionally or recklessly; (iii) any act or omission done with the intent of unlawfully realizing personal gain; or (iv) a fine, monetary sanction, forfeit or penalty imposed upon an Officer. In addition, the Companies Law provides that Officers can only be exempted in advance with respect to liability for damages caused as a result of a breach of their duty of care to the company (but not for such breaches committed intentionally or recklessly, as noted above, or in connection with a distribution (as defined in the Companies Law)).

Teva’s Articles include provisions under which Officers of Teva are or may be insured, exempted or indemnified against liability which they may incur in their capacities as such, subject to the Companies Law. Articles 102 through 105 of Teva’s Articles provide as follows:

102.	Subject to the provisions of applicable law, the Company shall be entitled to engage in a contract for insurance of the liability of any Officer of the Company, in whole or in part, in respect of any liability or expense imposed on an Officer or expended by him or her as a result of any action which was performed by said Officer in his or her capacity as an Officer of the Company for which insurance may be provided under applicable law, including in respect of any liability imposed on any Officer with respect to any of the following:

(a)	Breach of a duty of care vis-à-vis the Company or vis-à-vis another person;

(b)	Breach of a duty of loyalty vis-à-vis the Company, provided that the Officer acted in good faith and had reasonable grounds to believe that the action in question would not adversely affect the Company;

(c)	Financial liability which shall be imposed upon said Officer in favor of another person as a result of any action which was performed by said Officer in his or her capacity as an Officer of the Company; including (c1) A payment which said Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that said Officer incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law.

103.	Subject to the provisions of applicable law, the Company shall be entitled to indemnify post factum and/or undertake in advance to indemnify any Officer of the Company, as a result of any liability or an expense imposed on him or her or expended by him or her as a result of any action which was performed by said Officer in his or her capacity as an Officer of the Company, in respect of any liability or expense for which indemnification may be provided under applicable law, including in respect of any liability or an expense imposed on the Officer as follows:

(a)	Financial liability imposed upon said Officer in favor of another person by virtue of a decision by a court of law, including a decision by way of settlement or a decision in arbitration which has been confirmed by a court of law, provided that the undertaking to indemnify in advance shall be limited to events which, in the opinion of the Board of Directors of the Company, are foreseeable, in light of the Company’s activities at the time that the undertaking to indemnify was given, and shall further be limited to amounts or criteria that the Board of Directors has determined to be reasonable under the circumstances, and provided further that in the undertaking to indemnify in advance the events that the Board of Directors believes to be foreseeable in light of the Company’s activities at the time that the undertaking to indemnify was given are mentioned, as is the amount or criteria that the Board of Directors determined to be reasonable under the relevant circumstances, including (a1) A payment which said Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that said Officer incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law.

(b)	Reasonable litigation expenses, including attorney fees, expended by the Officer as a result of an inquiry or a proceeding conducted in respect of such Officer by an authority authorized to conduct same, which was concluded without the submission of an indictment against said Officer and without any financial penalty being imposed on said Officer instead of a criminal proceeding (as such term is defined in the Companies Law), or which was concluded without the submission of an indictment against said Officer with a financial penalty being imposed on said Officer instead of a criminal proceeding, in respect of a criminal charge which does not require proof of criminal intent or in connection with a financial sanction.

(c)	Reasonable litigation expenses, including attorney fees, which said Officer shall have expended or shall have been obligated to expend by a court of law, in any proceedings which shall have been filed against said Officer by or on behalf of the Company or by another person, or with regard to any criminal charge of which said Officer was acquitted, or with regard to any criminal charge of which said Officer was convicted which does not require proof of criminal intent.

104.	Subject to the provisions of applicable law, the Company shall be entitled, in advance, to exempt any Officer of the Company from liability, in whole or in part, with regard to damage incurred as a result of the breach of duty of care vis-à-vis the Company.

105.

Notwithstanding the foregoing, the Company shall be entitled to insure, indemnify and exempt from liability any Officer of the Company to the fullest extent permitted by applicable law. Accordingly, (i) any amendment to the Companies Law, the Securities Law or any other applicable law expanding the right of any Officer to be insured, indemnified or exempted from liability in comparison to the provisions of these Articles shall, to the extent permitted by applicable law, immediately apply to the fullest extent permitted by applicable law, and (ii) any amendment to the Companies Law, the Securities Law or any other applicable law adversely affecting the right of any Officer to be insured, indemnified or exempted from liability in comparison to the provision of these Articles shall not be in effect post factum and shall not affect the Company’s obligation or ability to insure, indemnify or exempt from liability an Officer for any act or omission occurring prior to such amendment, unless otherwise provided by applicable law.

Pursuant to indemnification and release agreements, Teva releases its Officers from liability and indemnifies them to the fullest extent permitted by law and the Articles. Under these agreements, Teva undertakes to indemnify each Officer for monetary liabilities imposed by a court judgment (including a settlement or an arbitrator’s award that were approved by a court), provided that such undertaking (i) shall be limited to matters that are connected or otherwise related to certain events or circumstances set forth therein, and (ii) shall not exceed $200 million in the aggregate per Officer. Under Israeli law, indemnification is subject to other limitations, including those described above. Subject to applicable law, Teva may also indemnify its Officers following specific events.

Teva’s Officers are also covered by directors’ and officers’ liability insurance.

Teva Pharmaceutical Finance IV, LLC, Teva Pharmaceutical Finance V, LLC and Teva Pharmaceutical Finance VI, LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that “subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.”

Section 3.3 of the operating agreement of each of the LLCs provides as follows (with the references therein to the “Company” referring to the applicable LLC):

Any Person made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was (i) a Member, or (ii) an employee, officer, director, manager, shareholder or partner of a Member, or (iii) a Manager, or (iv) such other Persons (including employees of the Company) as the Majority in Interest of the Members may designate from time to time, in their sole and absolute discretion (collectively, the “Indemnified Persons”), shall be indemnified by the Company for any losses or damage sustained with respect to such action or proceeding, and the Company shall advance such Indemnified Person’s reasonable related expenses to the fullest extent permitted by law. The Company shall have the power to purchase and maintain insurance on behalf of the Indemnified Persons against any liability asserted against or incurred by them. The duty of the Company to indemnify the Indemnified Persons under this Section 3.3 shall not extend to actions or omissions of any Indemnified Person which are grossly negligent or which involve fraud, misrepresentation, bad faith, or other willful misconduct by such Indemnified Person or which are in material breach or violation by such Indemnified Person of this Agreement or which are in derogation of the fiduciary duties owed by such Indemnified Person to the Company and the Members, in each case as determined by a court of competent jurisdiction. No Indemnified Person shall be liable to the Company or any other Member for actions taken in good faith. The duty of the Company to indemnify the Indemnified Persons under this Section 3.3 shall be limited to the assets of the Company, and no recourse shall be available against any Member for satisfaction of such indemnification obligations of the Company.

Teva Pharmaceutical Finance Company B.V., Teva Pharmaceutical Finance IV B.V., Teva Pharmaceutical Finance V B.V. and Teva Pharmaceutical Finance N.V.

Under the laws of Curaçao, indemnification by a company of its officers and directors for liability incurred in their capacity as such is not permitted where the liability results from the gross negligence or willful malfeasance of the officers or directors.

Article 13 of the articles of incorporation of each of the BVs (other than Teva Finance Company BV and Teva Finance NV) provides as follows (with the references therein to the “Company” referring to the applicable BV):

1.	The Company shall indemnify to the fullest extent permitted under the laws of Curaçao or any other applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated claims, actions, suits or proceedings by reason of the fact that he is or was a Supervisory Director, Managing Director, officer, employee or agent, other service provider, manager or advisor of the Company, or was serving at the request of the Company as a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of another Company, partnership, joint venture, trust or other enterprise against any and all losses, judgments, fines, amounts paid in settlements and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification shall be made in respect of any claim, action, suit or proceeding as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct or that such person did not act in good faith and could not reasonably have presumed that his actions were in the best interests of the Company in the performance of his duty to the Company unless, and only to the extent that a court of competent jurisdiction in Curaçao or the court in which such action or suit was brought shall determine in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

2.	To the extent that a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of the Company has been successful on the merits or otherwise in defense of any action, suit or proceedings of the kind referred to in paragraph 1 of this Article 13, or in defense of any claim, issue or matter related thereto, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

3.	Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article 13. Such determination shall be made (i) by the Supervisory Board, provided the relevant Supervisory Director seeking indemnification is not a party to such action, suit or proceedings, (ii) if the sole Supervisory Director or all the Supervisory Directors in office are a party to such action, suit or proceedings, by independent legal counsel in a written opinion, or (iii) by resolution adopted at a General Meeting of Shareholders.

4.	Expenses incurred in defending any such suit or proceedings may be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

5.	The indemnification provided by this Article 13 shall not be deemed exclusive of any other right to which those indemnified may be entitled under any agreement, vote of Shareholders or disinterested Supervisory Director or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor. The indemnification shall inure to the benefit of the heirs, executors and administrators or successors in interest of those persons indemnified.

Article 30 of the articles of association of Teva Finance Company BV provides as follows:

1.	The Company shall indemnify to the fullest extent permitted under the laws of Curaçao or any other applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated claims, actions, suits or proceedings by reason of the fact that he is or was a Supervisory Director, Managing Director, officer, employee or agent, other service provider, manager or advisor of the Company, or was serving at the request of the Company as a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of another Company, partnership, joint venture, trust or other enterprise against any and all losses, judgments, fines, amounts paid in settlements and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification shall be made in respect of any claim, action, suit or proceeding as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct or that such person did not act in good faith and could not reasonably have presumed that his actions were in the best interests of the Company in the performance of his duty to the Company unless, and only to the extent that a court of competent jurisdiction in Curaçao or the court in which such action or suit was brought shall determine in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

2.	To the extent that a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of the Company has been successful on the merits or otherwise in defense of any action, suit or proceedings of the kind referred to in paragraph 1 of this Article 30, or in defense of any claim, issue or matter related thereto, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

3.	Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article 30. Such determination shall be made (i) by the Supervisory Board, provided the relevant Supervisory Director seeking indemnification is not a party to such action, suit or proceedings, (ii) if the sole Supervisory Director or all the Supervisory Directors in office are a party to such action, suit or proceedings, by independent legal counsel in a written opinion, or (iii) by resolution adopted at a General Meeting of Shareholders.

4.	Expenses incurred in defending any such suit or proceedings may be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

5.	The indemnification provided by this Article 30 shall not be deemed exclusive of any other right to which those indemnified may be entitled under any agreement, vote of Shareholders or disinterested Supervisory Director or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor. The indemnification shall inure to the benefit of the heirs, executors and administrators or successors in interest of those persons indemnified.

The articles of incorporation of Teva Finance NV do not contain such indemnification provisions.

Teva Pharmaceutical Finance Netherlands II B.V., Teva Pharmaceutical Finance Netherlands III B.V. and Teva Pharmaceutical Finance Netherlands IV B.V.

Under the laws of the Netherlands, indemnification by a company of its officers and directors for liability incurred in their capacity as such is not permitted where the liability results from the gross negligence or willful malfeasance of the officers or directors. Subject to the foregoing, the general meeting of shareholders of the Netherlands BVs can grant an indemnity or an annual discharge to a managing director of the Netherlands BVs. As for the indemnity, article 16(3) of the articles of association of the Netherlands BVs provides that “the remuneration and the other employment conditions of each managing director are determined by the general meeting.” As for the annual discharge, the relevant clauses of Article 21 of the articles of association of each of the Netherlands BVs provide as follows:

1.	The general meeting adopts the financial statements. The management board adopts the annual report.

2.	Adoption of the financial statements does not discharge a managing director, unless the provisions of paragraph 3 apply. By separate resolution the general meeting can discharge a managing director for the management conducted in the financial year in question, insofar as that management is apparent from the financial statements or has been made known to the general meeting.

3.	If all the shareholders are also managing directors of the Company, signing of the financial statements by all the managing directors also serves as adoption of the financial statements, provided that all the parties entitled to attend meetings have been given the opportunity to take note of the drafted financial statements and have agreed to this manner of adoption. Adoption of the financial statements in this manner discharges the managing directors.

ITEM 16. EXHIBITS

The exhibits listed below in the “Exhibit Index” are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of any registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act will be governed by the final adjudication of such issue.

(d)	The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

*1.1	Underwriting Agreement relating to ordinary shares issued by Teva Pharmaceutical Industries Limited

*1.2	Underwriting Agreement relating to purchase contracts issued by Teva Pharmaceutical Industries Limited

*1.3	Underwriting Agreement relating to units issued by Teva Pharmaceutical Industries Limited

*1.4	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Industries Limited

*1.5	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance IV, LLC

*1.6	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance V, LLC

*1.7	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance VI, LLC

*1.8	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance Company B.V.

*1.9	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance IV B.V.

*1.10	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance V B.V.

*1.11	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance N.V.

*1.12	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance Netherlands II B.V.

*1.13	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance Netherlands III B.V.

*1.14	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance Netherlands IV B.V.

3.1	Memorandum of Association of Teva Pharmaceutical Industries Limited (1) (incorporated by reference to Exhibit 3.1 to Registration Statement on Form F-1 (Reg. No. 33-15736))

3.2	Amendment to Memorandum of Association of Teva Pharmaceutical Industries Limited (1) (incorporated by reference to Exhibit 3.2 to Form 10-K filed on February 12, 2018)

3.3	Articles of Association of Teva Pharmaceutical Industries Limited (2) (incorporated by reference to Exhibit 3.3 to Form 10-K filed on February 12, 2018)

4.1	Amended and Restated Deposit Agreement, dated November 5, 2012, among Teva Pharmaceutical Industries Limited, JPMorgan Chase Bank N.A., as depository, and the holders from time to time of ADSs (incorporated by reference to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-6 (Reg. No. 333-184652))

4.2	Form of American Depositary Receipt (incorporated by reference to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-6 (Reg. No. 333-184652))

4.3	Amendment to Amended and Restated Deposit Agreement, dated February 29, 2016, among Teva Pharmaceutical Industries Limited, JPMorgan Chase Bank N.A., as depository, and the holders from time to time of ADSs (incorporated by reference to Teva Pharmaceutical Industries Limited’s Post-Effective Amendment to Registration Statement on Form F-6 (Reg. No. 333-208239))

†4.4	Form of Senior Teva Pharmaceutical Industries Limited Indenture

†4.5	Form of Guaranteed Senior Finance Subsidiary Indenture

†4.6	Form of Subordinated Teva Pharmaceutical Industries Limited Indenture

†4.7	Form of Guaranteed Subordinated Finance Subsidiary Indenture

*4.8	Form of Purchase Contract Agreement

**5.1	Opinion of Tulchinsky Stern Marciano Cohen Levitski & Co. (Israeli law)

**5.2	Opinion of Kirkland & Ellis LLP (New York law)

†5.3	Opinion of VanEps Kunneman VanDoorne (Curaçao law)

†5.4	Opinion of Van Doorne N.V. (Dutch law)

†12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges

**23.1	Consent of Kesselman & Kesselman

23.2	Consent of Tulchinsky Stern Marciano Cohen Levitski & Co. (included in Exhibit 5.1)

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.2)

23.4	Consent of VanEps Kunneman VanDoorne (included in Exhibit 5.3)

23.5	Consent of Van Doorne, N.V. (included in Exhibit 5.4)

24.1	Power of Attorney of Teva Pharmaceutical Industries Limited (included on the signature pages of this Registration Statement on Form S-3, filed on January 29, 2018)

†25.1	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Industries Limited Senior Indenture

†25.2	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Industries Limited Subordinated Indenture

†25.3	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance IV, LLC Senior Indenture

†25.4	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance IV, LLC Subordinated Indenture

†25.5	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance V, LLC Senior Indenture

†25.6	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance V, LLC Subordinated Indenture

†25.7	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance VI, LLC Senior Indenture

†25.8	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance VI, LLC Subordinated Indenture

†25.9	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Company B.V. Senior Indenture

†25.10	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Company B.V. Subordinated Indenture

†25.11	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance IV B.V. Senior Indenture

†25.12	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance IV B.V. Subordinated Indenture

†25.13	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance V B.V. Senior Indenture

†25.14	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance V B.V. Subordinated Indenture

†25.15	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance N.V. Senior Indenture

†25.16	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance N.V. Subordinated Indenture

†25.17	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands II B.V. Senior Indenture

†25.18	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands II B.V. Subordinated Indenture

†25.19	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands III B.V. Senior Indenture

†25.20	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands III B.V. Subordinated Indenture

†25.21	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands IV B.V. Senior Indenture

†25.22	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands IV B.V. Subordinated Indenture

1.	English translation or summary from Hebrew original, which is the official version.
2.	English translation or summary from Hebrew original, which is the official version, except as to Exhibit A thereto, the official version of which is in English.
†	Previously filed.
*	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to the Registration Statement or incorporated by reference to a Current Report on Form 8-K.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, Israel, on March 28, 2018.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Deborah Griffin
Name: Title:	Deborah Griffin Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	* Dr. Sol J. Barer	Chairman	March 28, 2018

By:	* Kåre Schultz	President and Chief Executive Officer and Director	March 28, 2018

By:	* Michael McClellan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 28, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 28, 2018

By:	* Rosemary A. Crane	Director	March 28, 2018

By:	* Amir Elstein	Director	March 28, 2018

By:	* Murray A. Goldberg	Director	March 28, 2018

By:	* Jean-Michel Halfon	Director	March 28, 2018

By:	* Gerald M. Lieberman	Director	March 28, 2018

By:	* Galia Maor	Director	March 28, 2018

	Name	Title	Date

By:	* Roberto A. Mignone	Director	March 28, 2018

By:	* Dr. Perry D. Nisen	Director	March 28, 2018

By:	* Nechemia (Chemi) J. Peres	Director	March 28, 2018

By:	* Dan S. Suesskind	Director	March 28, 2018

By:	* Gabrielle Sulzberger	Director	March 28, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	March 28, 2018

*By: /s/ Deborah Griffin

        Deborah Griffin

        Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Wales, Pennsylvania on March 28, 2018.

TEVA PHARMACEUTICAL FINANCE IV, LLC

By:	/s/ Deborah Griffin
Name: Title:	Deborah Griffin President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Deborah Griffin Deborah Griffin	President, Chief Executive Officer and Manager	March 28, 2018

By:	/s/ Gudjon Gustafsson Gudjon Gustafsson	Vice President and Treasurer	March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Wales, Pennsylvania on March 28, 2018.

TEVA PHARMACEUTICAL FINANCE V, LLC

By:	/s/ Deborah Griffin
Name: Title:	Deborah Griffin President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Deborah Griffin Deborah Griffin	President, Chief Executive Officer and Manager	March 28, 2018

By:	/s/ Gudjon Gustafsson Gudjon Gustafsson	Vice President and Treasurer	March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Wales, Pennsylvania on March 28, 2018.

TEVA PHARMACEUTICAL FINANCE VI, LLC

By:	/s/ Deborah Griffin
Name: Title:	Deborah Griffin President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Deborah Griffin Deborah Griffin	President, Chief Executive Officer and Manager	March 28, 2018

By:	/s/ Gudjon Gustafsson Gudjon Gustafsson	Vice President and Treasurer	March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curacao on March 28, 2018.

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.

By:	Teva Pharmaceutical Finance Netherlands III B.V., its Managing Director

By:	Teva Pharmaceuticals Europe B.V., its Managing Director

By:	/s/ David Vrhovec
Name: Title:	David Vrhovec Managing Director

By:	/s/ John Nason
Name: Title:	John Nason Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Werner Kormelink Werner Kormelink	Supervisory Director	March 28, 2018

By:	/s/ Iseline Gouverneur Iseline Gouverneur	Local Representative	March 28, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curacao on March 28, 2018.

TEVA PHARMACEUTICAL FINANCE IV B.V.

By:	Teva Pharmaceutical Finance Netherlands II B.V., its Managing Director

By:	Teva Pharmaceuticals Europe B.V., its Managing Director

By:	/s/ David Vrhovec
Name: Title:	David Vrhovec Managing Director

By:	/s/ John Nason
Name: Title:	John Nason Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Werner Kormelink Werner Kormelink	Supervisory Director	March 28, 2018

By:	/s/ Iseline Gouverneur Iseline Gouverneur	Local Representative	March 28, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curacao on March 28, 2018.

TEVA PHARMACEUTICAL FINANCE V B.V.

By:	Teva Pharmaceutical Finance Netherlands IV B.V., its Managing Director

By:	Teva Pharmaceuticals Europe B.V., its Managing Director

By:	/s/ David Vrhovec
Name: Title:	David Vrhovec Managing Director

By:	/s/ John Nason
Name: Title:	John Nason Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Werner Kormelink Werner Kormelink	Supervisory Director	March 28, 2018

By:	/s/ Iseline Gouverneur Iseline Gouverneur	Local Representative	March 28, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curacao on March 28, 2018.

TEVA PHARMACEUTICAL FINANCE N.V.

By:	/s/ Iseline Gouverneur
Name: Title:	Iseline Gouverneur Managing Director A

By:	/s/ Werner Kormelink
Name: Title:	Werner Kormelink Managing Director B

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following person in the capacity and on the date indicated.

	Name	Title	Date

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Netherlands on March 28, 2018.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

By:	Teva Pharmaceuticals Europe B.V., its Managing Director

By:	/s/ David Vrhovec
Name: Title:	David Vrhovec Managing Director

By:	/s/ John Nason
Name: Title:	John Nason Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ John Nason John Nason	Managing Director	March 28, 2018

By:	/s/ David Vrhovec David Vrhovec	Managing Director	March 28, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Netherlands on March 28, 2018.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

By:	Teva Pharmaceuticals Europe B.V., its Managing Director

By:	/s/ David Vrhovec
Name: Title:	David Vrhovec Managing Director

By:	/s/ John Nason
Name: Title:	John Nason Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ John Nason John Nason	Managing Director	March 28, 2018

By:	/s/ David Vrhovec David Vrhovec	Managing Director	March 28, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Netherlands on March 28, 2018.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.

By:	Teva Pharmaceuticals Europe B.V., its Managing Director

By:	/s/ David Vrhovec
Name: Title:	David Vrhovec Managing Director

By:	/s/ John Nason
Name: Title:	John Nason Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ John Nason John Nason	Managing Director	March 28, 2018

By:	/s/ David Vrhovec David Vrhovec	Managing Director	March 28, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	March 28, 2018